Exhibit 1.1

EXECUTION COPY

NUCOR CORPORATION
(a Delaware corporation)

5.00% Senior Notes due June 1, 2013
5.85% Senior Notes due June 1, 2018
6.40% Senior Notes due December 1, 2037

UNDERWRITING AGREEMENT

Dated: May 28, 2008

NUCOR CORPORATION
(a Delaware corporation)

5.00% Senior Notes due June 1, 2013
5.85% Senior Notes due June 1, 2018
6.40% Senior Notes due December 1, 2037

UNDERWRITING AGREEMENT

May 28, 2008

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019

Citigroup Global Markets Inc.
390 Greenwich Street
4th Floor
New York, NY 10013

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

As Representatives of the several Underwriters

Ladies and Gentlemen:

Nucor Corporation, a Delaware corporation (the “Company”), confirms its agreement with Banc of America Securities LLC (“Banc of America”), Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities Inc. (“J.P. Morgan” and together with Banc of America, Citi and each of the other Underwriters named in Schedule A hereto, collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America, Citi and J.P. Morgan are acting as representatives (in such capacity, the “Representatives” or “you”) with respect to the issue and sale by the Company and purchase by the Underwriters of up to $250,000,000 aggregate principal amount of its 5.00% Senior Notes due June 1, 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of its 5.85% Senior Notes due June 1, 2018 (the “2018 Notes”) and $250,000,000 aggregate principal amount of its 6.40% Senior Notes due December 1, 2037 (the “2037 Notes” and, together with the 2013 Notes and 2018 Notes, the “Securities”) on the terms and conditions stated herein and in Schedule B. The 2037 Notes constitute a further issuance of, and will form a single series with, the Company’s outstanding 6.40% Senior Notes due December 1, 2037 issued on December 3, 2007 in the aggregate principal amount of $400,000,000. The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A hereto opposite the name of such Underwriter. The Securities are to be issued pursuant to an Indenture dated as of January 12, 1999 as modified or supplemented by the Second Supplemental Indenture dated October 1, 2002, the Third Supplemental Indenture, dated as of December 3, 2007 or the Fourth Supplemental Indenture, to be dated as of June 2, 2008, as applicable, (collectively, the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). The term Indenture with respect to a particular series of Securities means the Indenture as modified or supplemented by the Supplemental Indenture establishing the terms of that series of Securities. The Securities and the Indenture are more fully described in the Prospectus referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-147657), including the related base prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers, among other securities, the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The prospectus dated November 28, 2007 (the “Base Prospectus”) together with the preliminary prospectus supplement dated May 28, 2008 used in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Preliminary Prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The Base Prospectus together with the final prospectus supplement dated May 28, 2008 in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

Section 1. Representations and Warranties.

(a)  Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters as of the Applicable Time referred to in Section 1(a) hereof and as of the Closing Time referred to in Section 2(b) hereof, that:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 28, 2007. No stop order suspending the effectiveness of the Registration Statement nor any notice objecting to its use has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

To the extent that any offer that is a written communication relating to the Securities was made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations), such communication has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the offering of the Securities, as determined for the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at their respective dates and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Preliminary Prospectus and the Prospectus complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, (i) the Disclosure Package and (ii) each electronic road show, approved by the Company, when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:45 p.m. (Eastern time) on May 28, 2008 or such other time as agreed by the Company and the Underwriters.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, (iv) the final term sheet prepared and filed pursuant to Section 3(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or to the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the trustee under the 1939 Act.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus on or prior to the Closing Date, at the time they were filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information included in the Preliminary Prospectus and the Prospectus, did not and will not contain an untrue statement of a material fact or did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has certified the audited financial statements, the notes related thereto and schedules included or incorporated by reference in the Registration Statement, are an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vi) Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any change which (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the financial condition, operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), (B) any transaction entered into by the Company or the Significant Subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any material change in the capital stock or long-term debt of the Company or the Significant Subsidiary, or any dividend (other than ordinary quarterly dividends and supplemental dividends declared, paid or made in the ordinary course of business) or distribution of any kind declared, paid or made by the Company on its capital stock.

(viii) Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is authorized or qualified to transact business as a foreign corporation in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization or qualification necessary, except to the extent that such failure would not have a Material Adverse Effect.

(ix) Good Standing of Significant Subsidiary. Nucor-Yamato Steel Company (Limited Partnership), a Delaware limited partnership (the “Significant Subsidiary” as such term is defined in Rule 1-02 under Regulation S-X), is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with partnership power and authority under such laws to own, lease and operate its properties and conduct its business; and the Significant Subsidiary is authorized or qualified to transact business as a foreign entity in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization or qualification necessary, except to the extent that such failure would not have a Material Adverse Effect. All of the outstanding partnership interests of the Significant Subsidiary owned by the Company have been duly authorized and validly issued, are fully paid and are beneficially owned by the Company, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

(x) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xi) Authorization of Indenture. The Indenture and any supplement thereto, or board resolution or action of authorized officers of the Company, setting forth the terms of the Securities has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(xii) Authorization of Securities. The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities will conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor the Significant Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not individually or in the aggregate result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in this Agreement, in the Prospectus and in the Registration Statement and compliance by the Company with the terms of this Agreement and the Indenture, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of their respective properties (except for, in each case, such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not individually or in the aggregate have a Material Adverse Effect).

(xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, registration, qualification or decree of any government, governmental instrumentality or court, (other than under those required and obtained under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, the issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement or the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xv) Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary that the Company reasonably believes would individually or in the aggregate result in a Material Adverse Effect, or that would materially adversely affect the consummation of the transactions contemplated in this Agreement. There are no pending legal or governmental proceedings that are required under the 1933 Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Prospectus.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that are not described and filed as required.

(xvii) Insurance. The Company and each of its subsidiaries are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect.

(xviii) Possession of Licenses and Permits. The Company and the Significant Subsidiary each has all governmental licenses, permits, certificates, consents, exemptions, franchises, orders, approvals and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where failure to own or possess such Governmental Licenses would not have a Material Adverse Effect); all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor the Significant Subsidiary has received any notice of proceedings relating to revocation of any such Governmental Licenses, except where such revocation would not have a Material Adverse Effect.

(xix) Possession of Intellectual Property. The Company and the Significant Subsidiary each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on its business in all material respects as presently conducted, and neither the Company nor the Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Labor Dispute. There are no existing, or to the knowledge of the Company, imminent labor disputes or disturbances with employees of the Company or the Significant Subsidiary which the Company reasonably believes would individually or in the aggregate, have a Material Adverse Effect.

(xxi) Absence of Market Stabilization. Prior to the date hereof, neither the Company nor any of its affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in connection with the offering.

(xxii) Environmental Laws. Neither the Company nor any of its subsidiaries has violated in any material respect any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their assets and operations, and, on the basis of such reviews, the Company has concluded that there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, licenses, consents, authorizations or other approvals, any related constraints on operating activities and any potential liabilities to third parties) in excess of reserves that have been established which would, individually or in the aggregate, have a Material Adverse Effect.

There is no pending claim, cause of action or written notice from any person or entity alleging potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below in this paragraph) at any location, whether or not owned by the Company or any of its subsidiaries, as the case may be, or (B) any violation of any Environmental Law, which, in either case, would, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(xxiii) Accounting Controls and Disclosure Controls. Each of the Company and the Significant Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Preliminary Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv) Compliance with the Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with the applicable provisions of The Sarbanes-Oxley Act of 2002.

(xxv) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the outstanding partnership interests of the Significant Subsidiary owned indirectly by the Company have been duly authorized and validly issued and are fully paid and non-assessable and are indirectly owned by the Company, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

(xxvi) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property which they own and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases except as would not individually or in the aggregate have a Material Adverse Effect.

(xxvii) No Unlawful Payments. The Company and all of its subsidiaries are in compliance, in all material respects with the provisions of the Foreign Corrupt Practices Act of 1977, and to the best of the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries has used any corporate funds for any unlawful contribution, gift, or entertainment relating to political activity.

(xxviii) Compliance with Money Laundering Act. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder (the “Money Laundering Act”) and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Money Laundering Act is pending.

(xxx) Taxes. The Company has timely filed or caused to be filed all material tax returns which, to the best of the knowledge of the Company, are required to be filed by it or its subsidiaries, and the Company has paid or caused to be paid (a) all taxes shown to be due and payable on said returns; or (b) all taxes shown to be due and payable on any assessments in which it has received notice made against it or any of its property and all other material taxes required to be paid by the Company or any of its subsidiaries, other than any taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided.

(b) Officer’s Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to the Underwriters; Closing.

(a)  Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to the Underwriters set forth in Schedule B, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule A, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to Section 10 of this Agreement.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. on the third full business day after the date of this Agreement (unless postponed pursuant to Section 10), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to you for the respective accounts of the several Underwriters of the Securities to be purchased by them.

(c) Denominations; Registration. The Securities to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least one full business day before the Closing Time. The Securities will be made available in New York City for examination by you not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, the Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus relating to the Securities shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any notice objecting to its use or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or, upon becoming aware, of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, the Company will make every reasonable effort to prevent the issuance of any stop order or the occurrence of any suspension of the Registration Statement and, if any stop order is issued, or a suspension occurs, or any notice of objection is received, to obtain the lifting thereof or relief from such stop order, suspension or objection at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives and contained in Schedule B hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 as soon as practicable after the pricing of the Securities.

(c) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities by any Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such untrue statement or omission or to comply with such requirements. The Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. During the period in which a prospectus relating to the Securities is required to be delivered by an Underwriter or would be required but for Rule 172 under the 1933 Act, if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained or incorporated by reference in the Registration Statement (or any other registration statement relating to the Securities), the Prospectus or the Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) Delivery of the Registration Statement. The Company has furnished or will furnish to you, without charge, as many signed copies of the Original Registration Statement and of all amendments thereto, copies of all exhibits and documents filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof (other than documents required to be filed under the 1934 Act that upon filing are deemed to be incorporated by reference therein and through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the Underwriters, one conformed copy of the Original Registration Statement and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits, other than documents required to be filed under the 1934 Act that upon filing are deemed to be incorporated by reference therein). The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, an electronic copy of the Preliminary Prospectus, and the Company hereby consents to the distribution of such Preliminary Prospectus to prospective investors and to the use of such copies for purposed permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably designate and will maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Rating of Securities. The Company shall take all reasonable action necessary to enable Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. (“S&P”) to provide their respective credit ratings of the Securities issued by the Company.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use information with respect to the final terms of the Securities in communications conveying information relating to the offering to prospective investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any documents incorporated therein by reference), as originally filed and as amended, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof in accordance with Section 3 of this Agreement thereto to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Indenture and the Securities, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the Financial Industry Regulatory Authority, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (vi) any fees charged by rating agencies for rating the Securities and (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities.

(b) Termination of Agreement. If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) or (a)(iii) (but only with respect to the Company’s Securities) the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties and other statements of the Company contained herein or in certificates of any officer of the Company or the Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filling fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) or the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Moore & Van Allen PLLC, Counsel for the Company. At the Closing Time, you shall have received signed opinions of Moore & Van Allen PLLC, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinions for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company is a corporation organized, existing and in good standing, under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii) The Significant Subsidiary is a limited partnership organized, existing and in good standing, under the laws of the State of Delaware with partnership power and authority under such laws to own, lease and operate its properties and conduct its business.

(iii) All of the outstanding partnership interests of the Significant Subsidiary owned by the Company have been duly authorized and validly issued, are fully paid and are beneficially owned by the Company, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

(iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm, acts of gross negligence or recklessness or violations of securities laws and regulations.

(v) The Securities have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you at the Closing Time (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm, acts of gross negligence or recklessness or violations of securities laws and regulations.

(vi) There are no statutes or regulations, or any pending or threatened legal or governmental proceedings known to such counsel that are required to be described in the Disclosure Package or the Prospectus that are not described as required, or any material contracts or documents of a character required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

(vii) No default, known to such counsel, exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus or the Disclosure Package or filed as an exhibit to the Registration Statement, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect.

(viii) The execution, delivery and performance of this Agreement and the Indenture by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in this Agreement, in the Indenture, in the Disclosure Package, in the Prospectus and in the Registration Statement, and the compliance by the Company with the terms of this Agreement, the Indenture and the Securities do not and will not result in any violation of the charter or by-laws of the Company or the Significant Subsidiary, and do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, known to such counsel, having jurisdiction over the Company or the Significant Subsidiary or any of their respective properties, in each case excepting such conflicts, breaches or defaults or liens, charges or encumbrances that would not individually or in the aggregate have a Material Adverse Effect.

(ix) The descriptions in the Disclosure Package and the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts or other documents therein described are accurate and fairly summarize the information required to be shown in all material respects.

(x) This Agreement has been duly authorized, executed and delivered by the Company.

(xi) The Indenture has been duly qualified under the 1939 Act.

(xii) The Securities and the Indenture conform in all material respects as to legal matters to the descriptions thereof in the Disclosure Package and the Prospectus.

(xiii) No filing, authorization, approval, consent or license of any government, governmental instrumentality or court (other than those required and obtained under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Securities or for the execution, delivery or performance of the Underwriting Agreement and the Indenture by the Company.

(xiv) The Original Registration Statement became effective under the 1933 Act on November 28, 2007; the required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use, known to such counsel, has been issued and no proceedings for that purpose, known to such counsel, have been instituted or are pending or are contemplated under the 1933 Act.

(xv) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial, earnings or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Indenture on its face to have been appropriately responsive in all material respects to the requirements of the 1939 Act and the 1939 Act Regulations.

(xvi) The documents incorporated by reference in the Disclosure Package and the Prospectus (except for the financial statements and other financial or statistical data in tabular format included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

(xvii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the 1940 Act.

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and North Carolina, the Delaware General Corporation Law and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiary and certificates of public officials.

In addition, such counsel shall provide a separate letter to the underwriters giving assurance that such counsel have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and are familiar with or have participated in the preparation of the documents incorporated by reference in the Disclosure Package and the Prospectus and no facts have come to the attention of such counsel to lead them to believe that (A) the Registration Statement, including the Rule 430B information (except for the financial statements and other financial or earnings information and statistical data included or incorporated by reference therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1 filed in connection with such Registration Statement, as to which such counsel need express no opinion), at the time the Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations prior to or at the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B)(i) the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or earnings information and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of the date of the Prospectus and as of the Closing Time or (ii) the Disclosure Package, as of the Applicable Time, included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the documents incorporated by reference in the Disclosure Package and the Prospectus (except for the financial statements and other financial or earnings information and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Disclosure Package and the Prospectus), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Underwriters. At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiary and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

(d) Officers’ Certificate. At the Closing Time, (i) the Registration Statement, the Disclosure Package and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and neither the Registration Statement, the Disclosure Package nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and the Disclosure Package, there shall not have been any material adverse change in the business, operations or financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company that would be required to be set forth in the Disclosure Package and the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the business, operations or financial condition of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Disclosure Package and the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied relating to the transactions contemplated by this Agreement, the Indenture, the Registration Statement, the Disclosure Package and the Prospectus at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Chief Executive Officer or an Executive Vice President, and the Treasurer or Assistant Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

(e) Independent Registered Public Accounting Firm’s Comfort Letter. At the date of this Agreement, you shall receive from PricewaterhouseCoopers LLP a letter, dated as of the date of this Agreement, in form and substance reasonably satisfactory to you and PricewaterhouseCoopers LLP, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in Independent Registered Public Accounting Firm’s “comfort letters” to underwriters with respect to the financial statements and certain financial information incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the specified date referred to therein shall be a date not more than three days prior to the date of this Agreement.

(f) Bring-down Comfort Letter. At the Closing Time, you shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.

(g) Rating Agencies. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s debt securities, including the Securities, by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

(i) Termination of Agreement. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1, 6, 7, 8 and 17 shall remain in effect.

Section 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, including, but not limited to, the Final Term Sheet, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity agreement contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (including any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter through you expressly for use therein.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and, at its option, may assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The indemnified party shall promptly reimburse the indemnifying party for all amounts advanced to it pursuant to this Section 6(d) hereof (unless it is entitled to such amounts under Section 7 hereof) if it shall be finally judicially determined that such indemnified party was not entitled to indemnification hereunder and such loss, liability, claim, damage or expense arose out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) a fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) by the indemnified party.

Section 7. Contribution

If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commission received by the Underwriters, in each case as set forth on the cover of or in the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer and employee of the Underwriters shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Underwriter or any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination Generally. You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the business, operations or financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities involving the United States or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, in each case the effect is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Financial Industry Regulatory Authority or if trading generally on the New York Stock Exchange has been materially suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either federal, New York or North Carolina authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1, 6, 7, 8 and 17 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the “Defaulted Securities”), you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, the non-defaulting Underwriters have not completed such arrangements within such 36-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, each non-defaulting Underwriter shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective Securities underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for a Underwriter under this Section 10.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Company shall be directed to the addresses specified below.

To the Company:

Nucor Corporation
1915 Rexford Road
Charlotte, North Carolina 28211
Attention: Terry S. Lisenby
Telecopy No.: (704) 366-7000

To the Underwriters:

Banc of America Securities LLC
40 West 57th Street
NY1-040-27-03
New York, NY 10019
Attention: High Grade Transaction Management/Legal
Telecopy No.: (646) 313-4823

and

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: General Counsel

Telecopy No.: (212) 816-7912

and

c/o: J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Attention: High Grade Syndicate Desk - 8th floor
Telecopy No.: (212) 834-6081

Section 12. Parties. This Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the Underwriters within the meaning of Section 15 of the 1933 Act, the directors, officers and employees of the Underwriters and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 15. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Representatives will be binding upon all Underwriters.

Section 17. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws. Unless otherwise indicated, specified times of the day refer to New York City time.

Section 18. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 19. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.
______________________________

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NUCOR CORPORATION

By:	/s/ James D. Frias
	Name:	James D. Frias
	Title:	Vice President and
Corporate Controller

CONFIRMED AND ACCEPTED
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
	Name:	Peter J. Carbone
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Principal amount of 2013 Notes
Banc of America Securities LLC	63,750,000
Citigroup Global Markets Inc.	63,750,000
J.P. Morgan Securities Inc.	63,750,000
Fifth Third Securities, Inc.	37,500,000
Wachovia Capital Markets, LLC	7,500,000
Piper Jaffray & Co.	3,750,000
PNC Capital Markets LLC	3,750,000
The Williams Capital Group, L.P.	3,750,000
BNY Mellon Capital Markets, LLC	1,250,000
CIBC World Markets Corp.	1,250,000

Total	250,000,000

Underwriter	Principal amount of 2018 Notes
Banc of America Securities LLC	127,500,000
Citigroup Global Markets Inc.	127,500,000
J.P. Morgan Securities Inc.	127,500,000
Fifth Third Securities, Inc.	75,000,000
Wachovia Capital Markets, LLC	15,000,000
Piper Jaffray & Co.	7,500,000
PNC Capital Markets LLC	7,500,000
The Williams Capital Group, L.P.	7,500,000
BNY Mellon Capital Markets, LLC	2,500,000
CIBC World Markets Corp.	2,500,000

Total	500,000,000

Underwriter	Principal amount of 2037 Notes
Banc of America Securities LLC	63,750,000
Citigroup Global Markets Inc.	63,750,000
J.P. Morgan Securities Inc.	63,750,000
Fifth Third Securities, Inc.	37,500,000
Wachovia Capital Markets, LLC	7,500,000
Piper Jaffray & Co.	3,750,000
PNC Capital Markets LLC	3,750,000
The Williams Capital Group, L.P.	3,750,000
BNY Mellon Capital Markets, LLC	1,250,000
CIBC World Markets Corp.	1,250,000

Total	250,000,000

SCHEDULE B

Final Term Sheet
Filed Pursuant to Rule 433
Registration Statement No. 333-147657
May 28, 2008
2013 Notes

Issuer:	Nucor Corporation
Size:	$250,000,000
Maturity:	June 1, 2013
Coupon:	5.00%
Price to Public:	99.390% of face amount
Yield to Maturity:	5.140%
Spread to Benchmark Treasury:	1.800%
Benchmark Treasury:	UST 3.125% Notes due April 30, 2013
Benchmark Treasury Price and Yield:	99-01 3.340%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2008
Redemption Provisions:	Treasury Rate plus 30 basis points
Settlement:	T+3; June 2, 2008
CUSIP:	670346AJ4
Ratings:	A1 (Stable) / A+ (Stable)

Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.

2018 Notes

Issuer:	Nucor Corporation
Size:	$500,000,000
Maturity:	June 1, 2018
Coupon:	5.85%
Price to Public:	99.515% of face amount
Yield to Maturity:	5.915%
Spread to Benchmark Treasury:	1.900%
Benchmark Treasury:	UST 3.875% Notes due May 15, 2018
Benchmark Treasury Price and Yield:	98-27+ 4.015%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2008
Redemption Provisions:	Treasury Rate plus 30 basis points
Settlement:	T+3; June 2, 2008
CUSIP:	670346AK1
Ratings:	A1 (Stable) / A+ (Stable)

Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.

2037 Notes

Issuer:	Nucor Corporation
Size:	$250,000,000
Maturity:	December 1, 2037
Coupon:	6.40%
Price to Public:	97.466% of face amount
Accrued and Unpaid Interest:
Purchasers of the notes will be required to pay accrued and unpaid interest on the notes from and including June 1, 2008 to but excluding the settlement date, in the aggregate amount of $44,444.44. Purchasers of the notes will be entitled to receive the full amount of the semi-annual regular interest payment on December 1, 2008.

Yield to Maturity:	6.596%
Spread to Benchmark Treasury:	1.900%
Benchmark Treasury:	UST 5.000% Notes due May 15, 2037
Benchmark Treasury Price and Yield:	104-25 4.696%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2008
Redemption Provisions:	Treasury Rate plus 30 basis points
Settlement:	T+3; June 2, 2008
CUSIP:	670346AH8
Ratings:	A1 (Stable) / A+ (Stable)

Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.

Joint Book-Running Managers:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Senior Co-Manager:	Wachovia Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free 1-800-294-1322 or Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or J.P. Morgan Securities Inc. collect at 212-834-4533.

2

SCHEDULE C

Issuer Free Writing Prospectuses

Final Term Sheet attached at Schedule B.